                                                                    Exhibit 10.1

             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                      AMONG

                                HOTJOBS.COM, LTD.

                                       AND

                           THE PURCHASERS NAMED HEREIN

                            Dated as of May 10, 1999

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

Article I......................................................................1

         1.1      Authorization of the Series A Preferred Stock................1

         1.2      Sale and Purchase of Shares..................................1

Article II.....................................................................2

         2.1      Purchase Price...............................................2

         2.2      Closing Date.................................................2

         2.3      Delivery of Purchased Shares.................................2

Article III....................................................................2

         3.1      Organization and Good Standing...............................2

         3.2      Authorization................................................3

         3.3      Capitalization...............................................3

         3.4      Subsidiaries.................................................4

         3.5      Corporate Records............................................4

         3.6      Conflicts; Consents of Third Parties.........................5

         3.7      Financial Statements.........................................5

         3.8      No Undisclosed Liabilities...................................6

         3.9      Absence of Certain Developments..............................6

         3.10     Taxes........................................................6

         3.11     Real Property................................................8

         3.12     Tangible Personal Property...................................8

         3.13     Intangible Property..........................................9

         3.14     Material Contracts...........................................9

         3.15     Employee Benefits...........................................11

         3.16     Labor.......................................................12

         3.17     Litigation..................................................13

         3.18     Compliance with Laws; Permits...............................13

         3.19     Environmental Matters.......................................14

         3.20     Insurance...................................................14

         3.21     Related Party Transactions..................................14

         3.22     Product Warranties and Liabilities..........................14

                                TABLE OF CONTENTS
                                    (CONT'd)

Section                                                                     Page
-------                                                                     ----

         3.23     Year 2000...................................................15

         3.24     No Misrepresentation........................................15

         3.25     Financial Advisors..........................................15

         3.26     Qualified Small Business Stock..............................15

Article IV....................................................................16

         4.1      Authorization of Agreement..................................16

         4.2      Conflicts; Consents of Third Parties........................16

         4.3      Litigation..................................................16

         4.4      Purchase Entirely for Own Account...........................16

         4.5      Disclosure of Information...................................17

         4.6      Investment Experience.......................................17

         4.7      Accredited Investor.........................................17

         4.8      Restricted Securities.......................................17

         4.9      Financial Advisors..........................................18

Article V.....................................................................18

         5.1      Business in the Ordinary Course.............................18

         5.2      Maintenance of Properties and Assets........................18

         5.3      Employees and Business Relations............................18

         5.4      Compliance with Laws, etc...................................18

         5.5      Conduct of Business.........................................18

         5.6      Access......................................................18

         5.7      Third-Party Approvals.......................................19

Article VI....................................................................19

         6.1      Conditions Precedent to Obligations of the Purchasers.......19

         6.2      Conditions Precedent to Obligations of the Company..........20

Article VII...................................................................20

         7.1      Deliveries by the Company to the Purchasers.................20

         7.2      Deliveries by the Purchasers to the Company.................21

Article VIII..................................................................22

                                TABLE OF CONTENTS
                                    (CONT'd)

Section                                                                     Page
-------                                                                     ----

         8.1      Indemnification.............................................22

         8.2      Indemnification Procedures..................................22

         8.3      Limitations on Indemnification..............................23

         8.4      Tax Treatment of Indemnity Payments.........................24

Article IX....................................................................24

         9.1      Termination of Agreement....................................24

         9.2      Procedure Upon Termination..................................24

         9.3      Effect of Termination.......................................24

Article X.....................................................................25

         10.1     Certain Definitions.........................................25

         10.2     Transfer Taxes..............................................29

         10.3     Survival of Representations and Warranties..................29

         10.4     Fees and Expenses...........................................29

         10.5     Specific Performance........................................30

         10.6     Further Assurances..........................................30

         10.7     Submission to Jurisdiction; Consent to Service of Process...30

         10.8     Entire Agreement; Amendments and Waivers....................30

         10.9     Governing Law...............................................31

         10.10    Table of Contents and Headings..............................31

         10.11    Notices.....................................................31

         10.12    Severability................................................32

         10.13    Binding Effect; Assignment..................................32

10.14    Counterparts.........................................................32

                             SCHEDULES AND EXHIBITS

Schedule I      --   Purchasers
Schedule 3.1    --   Foreign Qualifications
Schedule 3.3    --   Capitalization
Schedule 3.4    --   Subsidiaries
Schedule 3.5    --   Violations
Schedule 3.6    --   Consents
Schedule 3.7    --   Financial Statements
Schedule 3.9    --   Certain Developments
Schedule 3.10   --   Tax Matters
Schedule 3.11   --   Real Property
Schedule 3.12   --   Tangible Personal Property
Schedule 3.13   --   Intangible Person Property
Schedule 3.14   --   Material Contracts
Schedule 3.15   --   Employee Benefit Matters
Schedule 3.16   --   Labor
Schedule 3.17   --   Litigation
Schedule 3.19   --   Environmental Matters
Schedule 3.20   --   Insurance
Schedule 3.21   --   Related Party Transactions
Schedule 3.22   --   Warranties
Schedule 3.25   --   Financial Advisers


Exhibit A       --   Certificate of Amendment
Exhibit B       --   Amended and Restated Stockholders' Agreement
Exhibit C       --   Form of Confidentiality and Inventions Assignment Agreement

Exhibit D       --   Form of Opinion of Company's Counsel
Exhibit E       --   Board of Directors Resolutions
Exhibit F       --   Stockholder Resolutions for Articles of Amendment

             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

      SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of May 10, 1999 (this "AGREEMENT"), by and among HOTJOBS.COM, LTD., a Delaware corporation (the "COMPANY"), and each of the parties listed in Schedule I annexed hereto (each a "PURCHASER," and collectively, the "PURCHASERS").

                              W I T N E S S E T H:

      WHEREAS, immediately prior to the execution of this Agreement, the Company had issued and outstanding the equity securities described in Section 3.3 hereof, which constituted all of the issued and outstanding shares of capital stock of the Company; and

      WHEREAS, the Company proposes to issue and sell, and the Purchasers wish to purchase for an aggregate purchase price of U.S. $20,000,000, an aggregate of 2,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "SERIES A PREFERRED STOCK") upon the terms and subject to the conditions set forth below; and

      WHEREAS, certain terms used in this Agreement are defined in Section 10.1;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   ARTICLE I.

                      AUTHORIZATION AND SALE OF THE SHARES

      1.1 AUTHORIZATION OF THE SERIES A PREFERRED STOCK. The Company, by all requisite action, has designated as authorized capital, 2,000,000 shares of preferred stock, all of which has been designated as Series A Preferred Stock and has authorized the issuance and sale of 2,000,000 shares of Series A Preferred Stock (the "SHARES"), having the rights, privileges, restrictions and conditions set forth in the Certificate of Amendment to the Company's Certificate of Incorporation attached to this Agreement as EXHIBIT A (the "CERTIFICATE OF AMENDMENT").

      1.2 Sale and Purchase of Shares. Upon the terms and subject to the conditions contained herein, on the Closing Date the Company shall sell, assign, transfer, convey and deliver to the Purchasers, and the Purchasers severally (and not jointly) shall be obligated to purchase from the Company free and clear of all Liens (other than the restrictions imposed by the Amended and Restated Stockholders' Agreement, in the form of EXHIBIT B hereto (the "STOCKHOLDERS' AGREEMENT")), the number of shares of Series A Preferred Stock set forth opposite such Purchaser's name on Schedule I hereto.

                                   ARTICLE II.

                           PURCHASE PRICE AND CLOSING

      2.1 Purchase Price. The aggregate purchase price for the Shares shall be $20,000,000 (the "Purchase Price"), of which each Purchaser will pay the amount set forth on Schedule I attached hereto opposite the name of such Purchaser.

      2.2 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the purchase and sale of the Shares provided for in Section 1.2 hereof (each, a "CLOSING") shall take place at 10:00 a.m. at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 on May 11, 1999 with respect to each of the Purchasers other than Generation Capital Partners L.P., Generation Parallel Management Partners L.P. and the State Board of Administration of Florida (collectively, "GENERATION") and on May 17, 1999 with respect to Generation, or at such other place and on such other date as the Company and the Purchasers may mutually agree. The date on which each Closing shall be held is referred to in this Agreement as a "CLOSING Date".

      2.3 Delivery of Purchased Shares. At each Closing, (i) the Company shall deliver to the applicable Purchasers the stock certificate or certificates evidencing the Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer, and with all appropriate stock transfer tax stamps affixed, against payment of the amount of the Purchase Price payable in accordance with Section 2.1 hereof by wire transfer of immediately available funds to an account designated in writing by the Company and (ii) the parties shall make the other deliveries provided in Article VII hereof.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Purchasers that:

      3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing as a foreign corporation under the laws of each jurisdiction in which it leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure so to be qualified or authorized would not have a Material Adverse Effect. Schedule 3.1 sets forth a true, correct and complete list of each jurisdiction in which the Company is qualified or authorized to do business as a foreign corporation.

      3.2 Authorization. The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, each of the documents set forth in Section 7.1(a), (b), (e), (h), (i) and (j) hereof (this Agreement, together with all such other agreements, documents, instruments and certificates required to be executed by the Company being referred to herein, collectively, as the "COMPANY DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company and no further corporate action on the part of the Company or its stockholders is necessary to authorize this Agreement and the performance of the transactions contemplated hereby. This Agreement has been, and each of the other Company Documents will be at or prior to each Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      3.3 Capitalization.

      (a) As of the date hereof, and immediately prior to giving effect to the Certificate of Amendment:

            (i) the authorized capital of the Company consists of 2,000,000 shares designated as common stock, par value $0.01 per share (the "COMMON STOCK"), of which there are 817,500 shares of Common Stock issued and outstanding, having the rights, privileges, restrictions and conditions specified in the Company's Certificate of Incorporation;

            (ii) all of the issued and outstanding shares of capital stock of the Company were duly authorized for issuance and are validly issued, fully paid and non-assessable and, are held of record and, to the knowledge of the Company, beneficially owned by the Persons set forth on
      Schedule 3.3;

            (iii) except as set forth on Schedule 3.3, there are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscription rights, commitments or other agreements of any character requiring, and there are no securities outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock of the Company or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock of the Company or other equity securities of the Company, or any stock appreciation rights, phantom stock or similar equity equivalent rights issued by or binding upon the Company ("EQUITY EQUIVALENTS"); and

            (iv) except as set forth on Schedule 3.3, there are no voting trusts or other voting agreements with respect to the capital stock of the Company or any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital of the Company to which the Company is a party, or of which the Company has knowledge, that will not be terminated as of the Closing Date, other than the Stockholders' Agreement.

      (b) Immediately upon giving effect to the execution and filing of the Certificate of Amendment and the issuance and sale of the shares of Series A Preferred Stock pursuant to this Agreement, the authorized capital of the Company shall consist of, in addition to the shares of Common Stock described in
Section 3.3(a), 2,000,000 shares of preferred stock, all of which has been designated as Series A Preferred Stock, all of which shall be issued and outstanding, and 202,372 shares of Common Stock shall be authorized for issuance upon conversion of the authorized shares of Series A Preferred Stock.

      (c) The Shares to be issued pursuant to this Agreement, upon delivery to the Purchasers of share certificates therefor against payment in accordance with the terms of this Agreement, and the shares of Common Stock issuable upon conversion of such Shares of the Company, when issued upon conversion of such Shares in accordance with the Certificate of Amendment, (i) will be validly issued, fully paid and nonassessable, (ii) will be free and clear of all Liens, other than the restrictions imposed by the Stockholders' Agreement and (iii) assuming that the representations of the Purchasers in Article IV hereof are true and correct, will be issued in compliance with all applicable U.S. federal and state securities laws.

      3.4 Subsidiaries. The Company has no direct or indirect Subsidiaries and owns no direct or indirect equity interest in any partnership, joint venture arrangement or other business entity.

      3.5 Corporate Records.

      (a) The certified copy of the Company's Certificate of Incorporation and the copy of the Company's Bylaws, both as amended to date, of the Company, and the copies of all leases, instruments, agreements, licenses, Permits, certificates or other documents which are included on the schedules attached hereto or which have been delivered to the Purchasers in connection with the transactions contemplated hereby, are in the form previously provided to counsel for the Purchasers.

      (b) The minute books of the Company previously made available to the Purchasers contain complete and accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and board of directors (including committees thereof) of the Company. The stock certificate books and stock transfer ledgers of the Company previously made available to the Purchasers are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of capital stock of the Company prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

      3.6 Conflicts; Consents of Third Parties.

      (a) Except as set forth on Schedule 3.6, the execution and delivery by the Company of this Agreement and the other Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will not (i) conflict with, or result in the breach of, any provision of the Certificate of Incorporation or By-laws of the Company; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or its properties or assets are bound; (iii) violate any statute, rule, regulation, order or decree of any Governmental Body by which the Company is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Company except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.6, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person, including without limitation any Governmental Body, is required on the part of the Company in connection with the execution, delivery and performance of this Agreement or the other Company Documents, or the compliance by the Company with any of the provisions hereof or thereof.

      3.7 Financial Statements. Attached hereto as Schedule 3.7 are copies of the following financial statements of the Company:

      (a) the balance sheets of the Company at December 31, 1998 and December 31, 1997, and the related statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, certified by KPMG, LLP, together with the report of such independent public accountants thereon (the "AUDITED FINANCIAL Statements"); and

      (b) the unaudited balance sheets of the Company at March 31, 1999 and the related statements of income and cash flows for the interim period then ended (the "UNAUDITED FINANCIAL STATEMENTS," and together with the Audited Financial Statements, the "FINANCIAL STATEMENTS").

Except as set forth on Schedule 3.7, all of the Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved, except that the Unaudited Financial Statements may not contain all footnotes required by GAAP. All of the balance sheets included in the Financial Statements, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company as at the dates indicated and such statements of income, cash flows and changes in stockholders' equity fairly present the results of operations, cash flows and changes in stockholders' equity of the Company for the periods indicated. Except as set forth in Schedule 3.7, the Unaudited Financial Statements contain all adjustments, which are solely of a normal recurring nature, based upon historical operations of the Company and reporting determinations made with respect to the most recent Audited Financial Statements, necessary to present fairly the financial position for the periods then ended.

      For the purposes hereof, the audited balance sheet of the Company as at December 31, 1998 is referred to as the "BALANCE SHEET", December 31, 1998 is referred to as the "BALANCE SHEET DATE" and March 31, 1999 is referred to as the "INTERIM BALANCE SHEET DATE."

      3.8 No Undisclosed Liabilities. Except as set forth on Schedule 3.8, the Company has no indebtedness, obligations or liabilities of any kind that would be required to be disclosed on financial statements prepared in accordance with GAAP (whether accrued, absolute, contingent or otherwise, and whether due or to become due) except (i) as reflected in the Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date or (iii) those incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      3.9 Absence of Certain Developments. Except as set forth on Schedule 3.9, there has been no Material Adverse Change since the Balance Sheet Date.

      3.10 Taxes.

      (a) Except as set forth on Schedule 3.10, (A) all Tax Returns required to be filed by or on behalf of the Company have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of the Company or in respect of its income, assets or operations have been fully and timely paid, or have been adequately reserved for in accordance with GAAP in the Financial Statements; and (C) the Company has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including without limitation any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

      (b) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

      (c) Except as set forth on Schedule 3.10, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

      (d) Except as set forth on Schedule 3.10, neither the Company nor any other Person on behalf of the Company has (A) filed a consent pursuant to
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company, (B) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, (C) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company, or (D) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

      (e) No property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code.

      (f) The Company is not a party to any tax allocation, tax indemnity, tax sharing or similar agreement or arrangement (whether or not written and whether or not by operation of law) pursuant to which it could have any obligation to make any payments after the Closing.

      (g) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or its Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

      (h) The Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

      (i) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Company.

      (j) Except as set forth on Schedule 3.10, the Company has never owned any Subsidiaries and has never been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes.

      3.11 Real Property.

      (a) The Company owns no real property. Schedule 3.11 sets forth a complete list of any real property and interests in real property leased by each Company (individually, a "REAL PROPERTY LEASE" and the real properties specified in such leases being referred to herein individually as a "COMPANY PROPERTY" and collectively as the "COMPANY PROPERTIES") as lessee or lessor. The Company Properties constitute all interests in real property currently used or currently held for use in connection with the business of the Company and which is necessary for the continued operation of the business of the Company as such business is currently conducted. The Company is in material compliance with each of the Real Property Leases and the Company has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of the Real Property Leases. To the Company's knowledge, all of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company are in good operating condition and repair (subject to normal wear and tear). The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

      (b) The Company has all material certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of each Company Property, and the Company has fully complied with all material conditions of the Permits applicable to it. To the Company's knowledge, no default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation has occurred in the due observance of any Permit.

      3.12 Tangible Personal Property. The Company has good and marketable title to all of its material items of tangible personal property reflected in their Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Exceptions. To the Company's knowledge, all such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

      3.13 INTANGIBLE PROPERTY.

      (a) The Company does not utilize any patent, trademark, trade name, service mark, copyright, software, material trade secret or material know-how EXCEPT for those listed on Schedule 3.13 (the "INTELLECTUAL Property"), including without limitation the Company's internet domain name, all of which scheduled items are owned or licensed by the Company free and clear of any Liens, except as otherwise set forth in Schedule 3.13 hereto. Except as set forth in Schedule 3.13, the Intellectual Property constitutes all such Intellectual Properties which are used or held for use in, or are necessary for, the conduct of the business of the Company.

      (b) Except as otherwise set forth in Schedule 3.13 hereto, there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property.

      (c) The Company does not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the Company, threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by the Company. None of the Intellectual Property is subject to any outstanding order, decree or judgment. Except as otherwise set forth in
Schedule 3.13 hereto, the Company has not agreed to indemnify any person or entity for or against any infringement of or by the Intellectual Property.

      (d) Except as set forth in Schedule 3.13 hereto, no present or former employee of the Company and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which the Company owns, possesses or uses in its operations as now or heretofore conducted. Schedule 3.13 lists all confidentiality or non-disclosure agreements to which the Company or any of its employees is a party.

      (e) All registrable items of Intellectual Property that are material to the business of the Company have been duly registered in, filed in or issued by the United States Copyright Office or the United States Patent and Trademark Office, the appropriate offices in the various states of the United States and the appropriate offices of the jurisdictions indicated on Schedule 3.13.

      3.14 Material Contracts. Schedule 3.14 sets forth an accurate, correct and complete list of each of the following Contracts, including all amendments and supplements thereto, of the Company (the "MATERIAL CONTRACTS"), to which the Company is a party or is bound, or by which any of its assets are bound:

      (a) any material Contract with any present or former employee or consultant or for the employment of any person, including any consultant;

      (b) any Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $100,000 or more;

      (c) any Contract to sell or supply products or to perform services involving in any one case $100,000 or more;

      (d) any Contract continuing over a period of more than twelve months from the date hereof or exceeding $100,000 in value;

      (e) any Contract containing a provision to indemnify any person or entity or assume any Tax, environmental or other liability outside the ordinary course of business;

      (f) any Contract with any Governmental Body outside the ordinary course of business;

      (g) any note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other Contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

      (h) any Contract for any capital expenditure or leasehold improvement in excess of $100,000;

      (i) any Contract limiting or restraining the Company or any successor thereto, or to the knowledge of the Company, any employee of the Company or any successor thereto, from engaging or competing in any manner or in any business;

      (j) any license, franchise, distributorship or other Contract which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company;

      (k) any Contracts for the sale of any of the assets of the Company other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets;

      (l) any joint venture agreements;

      (m) any Contracts relating to the acquisition by the Company of any operating business or the capital stock of any other person;

      (n) any Contract to which the Company, on the one hand, and any Affiliate, officer, director or stockholder of the Company, on the other hand, are parties; and

      (o) any material agreement, Contract, commitment, arrangement or understanding not made in the ordinary course of business.

      Except as otherwise set forth in Schedule 3.14 hereto, each of the Contracts listed in Schedule 3.14 is valid and enforceable in accordance with its terms; the Company is, and to the knowledge of the Company, all other parties thereto are, in compliance with the provisions thereof. The Company is not, and to the knowledge of the Company, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as otherwise set forth in Schedule 3.14 hereto, from and after the Closing, the Company will continue to enjoy all of the benefits of each of the Material Contracts without the necessity of any consent, authorization or agreement from or with any Person. The Company has delivered accurate and complete copies of each Material Contract to the Purchasers. Except as otherwise set forth in Schedule 3.14 hereto, no Material Contract obligates any party to obtain any consent in connection with the transactions contemplated hereby. The Company has not received any notice or communication from any party to a Material Contract or other material customer or supplier (whether or not a party to a Material Contract) relating to such party's intent to modify, terminate or fail to renew the arrangements and relationships set forth therein.

      3.15 Employee Benefits.

      (a) Schedule 3.15 sets forth a complete and correct list of (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements, programs or payroll practices (including without limitation severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Company or to which the Company contributes or is obligated to contribute thereunder with respect to its employees ("EMPLOYEE BENEFIT PLANS") and (ii) all "employee pension plans," as defined in Section 3(2) of ERISA, maintained by the Company or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with the Company under Section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATE") or to which the Company or any ERISA Affiliate contributed or is obligated to contribute thereunder ("PENSION PLANS"). Schedule 3.15(a) clearly identifies, in separate categories, Employee Benefit Plans or Pension Plans that are (i) subject to Section 4063 and 4064 of ERISA ("MULTIPLE EMPLOYER PLANS"), (ii) multiemployer plans (as defined in Section 4001(a)(3) of ERISA) ("MULTIEMPLOYER PLANS") or (iii) "benefit plans," within the meaning of Section 5000(b)(1) of the Code providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at the former employee's or his beneficiary's sole expense). Neither the Company, any ERISA Affiliate or OTEC, Inc. currently or within the last six years have maintained, sponsored, contributed to or been obligated to contribute to any "Employee Benefit Plan" subject to Title IV of ERISA, including any Multiemployer Plan.

      (b) Each of the Employee Benefit Plans and Pension Plans intended to qualify under Section 401 of the Code ("QUALIFIED PLANS") so qualify and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code, and, except as disclosed on Schedule 3.15, nothing has occurred with respect to the operation of any such plan which is reasonably likely to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

      (c) All contributions and premiums required by law or by the terms of any Employee Benefit Plan or Pension Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code.

      (d) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans or Pension Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans or Pension Plans which could result in a material liability.

      (e) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans (as applicable), have been delivered to the Purchasers (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Form 5500s for the past two years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past two years, (D) the most recent Internal Revenue Service determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans and Pension Plans.

      (f) The Company and any ERISA Affiliate which maintains a "benefits plan" within the meaning of Section 5000(b)(1) of ERISA, is in good faith compliance with the notice and continuation requirements of Section 4980B of the Code or
Part 6 of Title I of ERISA and the applicable regulations thereunder.

      3.16 Labor.

      (a) Except as set forth on Schedule 3.16, the Company is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the labor or collective bargaining agreements listed on Schedule 3.16, if any, together with all amendments, modifications or supplements thereto.

      (b) Except as set forth on Schedule 3.16, none of the Company's employees are represented by a labor organization. No labor organization or group of employees of the Company has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company pending or, to the knowledge of the Company, threatened by any labor organization or group of employees of the Company.

      (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitration or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company.

      (d) Except as set forth on Schedule 3.16, there are no complaints, charges or claims against the Company pending or, to the knowledge of the Company, threatened which could be brought or filed, with any public or Governmental Body based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company, of any individual.

      3.17 Litigation. Except as set forth in Schedule 3.17, there is no suit, action, proceeding, investigation, claim or Order pending or, to the knowledge of the Company, overtly threatened against the Company (or, to the knowledge of the Company, pending or threatened, against any of the officers, directors or key employees of the Company with respect to their business activities on behalf of the Company), or to which the Company is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any Governmental Body. The Company is not subject to any Order of any Governmental Body except to the extent the same are not reasonably likely to have a Material Adverse Effect and the Company is not engaged in any legal action to recover monies due it or for damages sustained by it.

      3.18 Compliance with Laws; Permits. The Company has complied in all material respects with each, and is not in violation of any, Law to which the Company's business, operations, assets or properties is subject. Except as disclosed on Schedule 3.18, the Company owns, holds, possesses or lawfully uses in the operation of its business all material governmental franchises, easements, rights, applications, filings, registrations and other authorizations (other than foreign corporate qualifications) ("PERMITS") that are necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by the Company in the conduct of its business, free and clear of all Liens, and in compliance with all Laws. All such Permits are listed and described in Schedule 3.18. The Company is not in default, nor has the Company received any notice of any claim of default, with respect to any such Permit. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. Except as disclosed on Schedule 3.18, none of such Permits will be adversely affected by consummation of the transactions contemplated hereby. No director, officer, employee or former employee of the Company or any Affiliate of the Company, or any other Person, firm or corporation, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which the Company owns, possesses or uses in the operation of its business as now or previously conducted.

      3.19 Environmental Matters. Except as set forth on Schedule 3.19 hereto:

      To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

      3.20 Insurance. The assets, properties and operations of the Company are insured under various policies of general liability and other forms of insurance, all of which are summarized in Schedule 3.20, which discloses for each policy the risks insured against and coverage limits. To the Company's knowledge, all such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

      3.21 Related Party Transactions. Except as set forth on Schedule 3.21, the Company has not loaned or borrowed any moneys from or has outstanding any indebtedness or other similar obligations to any Affiliate of the Company. Except as set forth in Schedule 3.21, neither the Company, any Affiliate of the Company nor any officer or, to the best of the Company's knowledge, employee of any of them (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company, (B) engaged in a business related to the business of the Company, or (C) a participant in any transaction to which the Company is a party or (ii) is a party to any Contract with the Company, except that employees, officers and directors of the Company and members of their immediate families may own less than 5% of the stock in any publicly-traded company that may compete with the Company.

      3.22 Product Warranties and Liabilities. Except as set forth on Schedule 3.22, the Company does not have any forms of warranties or guarantees of its products and services that are in effect or proposed to be used by it. Schedule
3.22 sets forth a description of each pending or, to the knowledge of the Company, threatened suit, claim, action, proceeding or investigation under any warranty or guaranty against the Company. The Company has not incurred, nor does the Company know or have any reason to believe there is any basis for alleging, any material liability, damage, loss, cost or expense as a result of any material defect or other deficiency (whether of design, materials, workmanship, labeling instructions or otherwise) ("PRODUCT LIABILITY") with respect to any product sold or services rendered by or on behalf of the Company (including any lessee thereof), whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance.

      3.23 Year 2000. All of the Company's products currently being sold and under development and all computer software and hardware (including microcode, firmware, system and application programs, files, databases, computer services and microcontrollers), including those embedded in computer and noncomputer equipment contained in the Company's products currently being sold and under development are Year 2000 Complaint, except to the extent that they may be used or interfaced with other software, data or operating systems that are not Year 2000 Compliant. All of the Company's internal computer systems are Year 2000 Compliant, except that the Company makes no such representation with respect to off-the-shelf software that is used in the Company's internal computer systems, the failure or malfunctioning of which would not have a Material Adverse Effect. The Company is not relying on the products or services of any third party whose systems are not Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" shall mean that such products and data and information systems and any such data, information or other files or software it uses, individually and in combination, completely and accurately record, store, process, calculate and present data involving dates before, on or after January 1, 2000; specifically:
(i) no value for a current date will cause any interruption in operation; (ii) date-based functionality will behave consistently when dealing with dates before, on or after January 1, 2000; (iii) no abnormal endings or incorrect results will be produced when working with dates before, on or after January 1, 2000; (iv) in all interfaces and data storage, the century will be specified explicitly and will be unambiguously derived; and (v) year 2000 will be recognized as a leap year.

      3.24 No Misrepresentation. The Company has delivered to the Purchasers true and complete copies of each agreement, Contract, commitment or other document (or, in the case of any such document not in the possession or reasonably available to the Company, accurate and complete summaries thereof) that is identified on the schedules to this Agreement or that has been requested by the Purchasers or its representatives. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto and all other documents and information furnished to the Purchasers and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading.

      3.25 Financial Advisors. Except as set forth on Schedule 3.25, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company or their Affiliates in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

      3.26 Qualified Small Business Stock. The Company represents and warrants to the Purchasers that the Company is a "qualified small business" within the meaning of Section 1202(d) of the Code as of the date hereof and the Series A Preferred Stock qualifies as "qualified small business stock" as defined in
Section 1202(c) of the Code as of the date hereof. The Company further represents and warrants that, as of the date hereof, it meets the "active business requirement" of Section 1202(e) of the Code, and it has made no "significant redemptions" within the meaning of Section 1202(c)(3)(B) of the Code.

                                   ARTICLE IV.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each of the Purchasers severally, and not jointly, hereby represent and warrant to the Company that:

      4.1 Authorization of Agreement. Each of the Purchasers has full power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchasers in connection with the consummation of the transactions contemplated hereby and thereby (this Agreement, together with such other agreements, documents, instruments and certificates being hereinafter referred to, collectively, as the "PURCHASER DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Purchaser of this Agreement and each other Purchaser Document have been duly authorized by all necessary action on behalf of each Purchaser. This Agreement has been, and each other Purchaser Document will be at or prior to the Closing, duly executed and delivered by each Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      4.2 Conflicts; Consents of Third Parties. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchasers in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchasers with any of the provisions hereof or thereof.

      4.3 Litigation. There are no Legal Proceedings pending or, to the knowledge of the Purchasers, threatened that are reasonably likely to prohibit or restrain the ability of the Purchasers to enter into this Agreement or consummate the transactions contemplated hereby.

      4.4 Purchase Entirely for Own Account. This Agreement is made with each Purchaser in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement such Purchaser hereby confirms, that the Series A Preferred Stock to be received by such Purchaser and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same, in each case in violation of applicable law. By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

      4.5 Disclosure of Information. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

      4.6 Investment Experience. Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. If other than an individual, such Purchaser also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock.

      4.7 Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

      4.8 Restricted Securities. Such Purchaser understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), only in certain limited circumstances. In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Act, the Series A Preferred Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. Such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available and the Company has no present plans to make such information available.

      4.9 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchasers in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

      The Company agrees as follows with respect to the period between the date hereof and the second Closing Date.

      5.1 Business in the Ordinary Course. The Company shall conduct its business solely in the ordinary course and consistent with past practice.

      5.2 Maintenance of Properties and Assets. The Company shall maintain and service its properties and assets in order to preserve their value and usefulness in the conduct of its business consistent with past practice and commercially reasonable standards.

      5.3 Employees and Business Relations. The Company shall use its reasonable best efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others with whom or with which it has business relations.

      5.4 Compliance with Laws, etc. The Company shall comply with all Laws applicable to it or its business, operations, properties or assets, noncompliance with which would be reasonably likely to result in a Material Adverse Effect.

      5.5 Conduct of Business. The Company shall use its reasonable best efforts to conduct its business in such a manner that on each Closing Date the representations and warranties of the Company contained in this Agreement shall be true in all material respects, as though such representations and warranties were made on and as of each such date, and the Company shall use its reasonable best efforts to cause all of the conditions to the obligations of the Purchasers under this Agreement to be satisfied on or prior to the Closing Date.

      5.6 Access. The Company shall give to the Purchasers' officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours with reasonable advance notice to the Company, all of the premises, properties, assets, records, contracts and other documents relating to the Company, and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Company for the purpose of making such investigation of such Company as the Purchasers shall desire to make, PROVIDED that such investigation shall not unreasonably interfere with such Company's business operations. Furthermore, the Company shall furnish to the Purchasers all such documents and copies of documents and records and information directly related to the affairs of the Company and copies of any working papers relating directly thereto as the Purchasers shall from time to time reasonably request. No information or knowledge obtained in any investigation by the Purchasers or any of their representatives or Affiliates pursuant to this Section 5.6 otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

      5.7 Third-Party Approvals. Prior to each Closing Date, the Company shall use its best efforts to satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable agreements, and shall provide the Purchasers with satisfactory evidence of such third-party approvals.

                                   ARTICLE VI.

                              CONDITIONS TO CLOSING

      6.1 Conditions Precedent to Obligations of the Purchasers. The obligation of the Purchasers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the applicable Closing Date, of each of the following conditions (any or all of which may be waived by the Purchasers in whole or in part to the extent permitted by applicable law):

      (a) all representations and warranties of the Company contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date, except to the extent expressly made as of an earlier date;

      (b) the Company shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date;

      (c) there shall not have been or occurred any Material Adverse Change since the Balance Sheet Date;

      (d) no material Legal Proceedings shall have been instituted or threatened or claim or demand made against the Company or the Purchasers seeking to restrain or prohibit or to obtain material damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

      (e) the Company shall have paid, or reimbursed the Purchasers for, all reasonable costs and expenses provided in Section 10.4 to be borne by the Company upon consummation of the transactions contemplated hereby;

      (f) the Company shall have amended its existing Shareholders' Agreement dated February 22, 1997;

      (g) the Purchasers shall have been furnished evidence acceptable to the Purchasers of the recomposition of the Company's Board of Directors as contemplated by the Stockholders' Agreement; and

      (h) each of the Company's employees shall have executed a Confidential Information and Inventions Assignment Agreement in the form of EXHIBIT C hereto.

      6.2 Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or on the applicable Closing Date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable law):

      (a) all representations and warranties of the Purchasers contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchasers contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date;

      (b) the Purchasers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchasers on or prior to the Closing Date; and

      (c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

                                  ARTICLE VII.

                            DOCUMENTS TO BE DELIVERED

      7.1 Deliveries by the Company to the Purchasers. At each Closing, the Company shall deliver, or shall cause to be delivered, to the applicable Purchasers the following:

      (a) certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchasers) executed on behalf of the Company certifying as to the fulfillment of the conditions specified in Sections 6.1(a), 6.1(b), 6.1(c) and 6.1(d) hereof;

      (b) stock certificates representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchasers, free and clear of any and all Liens;

      (c) all consents and waivers referred to in Section 3.6 hereof, in a form reasonably satisfactory to the Purchasers, with respect to the transactions contemplated by this Agreement and the Company Documents;

      (d) a filed copy of the Certificate of Amendment certified by the Secretary of State of the State of Delaware;

      (e) the Stockholders' Agreement substantially in the form attached hereto as Exhibit B, duly executed by the Company and each of the parties thereto (other than the Purchasers);

      (f) the Confidential Information and Inventions Assignment Agreements substantially in the form attached hereto as EXHIBIT C, duly executed by the Company and each of its employees.

      (g) an opinion of Brobeck Phleger & Harrison LLP, counsel for the Company, dated the Closing Date substantially in the form attached hereto as EXHIBIT D;

      (h) a receipt for the Purchase Price paid at Closing;

      (i) a certificate of the Secretary of the Company, certifying as to the adoption by the Board of Directors of the Company of the resolutions attached hereto as EXHIBIT E;

      (j) a certificate of the Secretary of the Company, certifying as to (i) a true and correct copy of the Company's By-Laws as currently in effect, (ii) the incumbency of those officers of the Company who shall be executing and delivering this Agreement or the Company Document, and (iii) the adoption by the stockholders of the Company of the resolutions attached hereto as EXHIBIT F;

      (k) certificates of good standing with respect to the Company issued by the Secretary of State of the State of Delaware and for each state in which the Company is qualified to do business as a foreign corporation dated as soon as practicable prior to the Closing Date; and

      (l) copies, certified as true, complete and correct by the Chief Executive Officer of the Company, of all of the agreements, instruments and other documentation entered into in connection with the satisfaction of the conditions to the obligations of the Purchasers set forth in Section 6.1 hereof.

      7.2 Deliveries by the Purchasers to the Company. At each Closing, the Purchasers shall have delivered to the Company (a) the applicable Purchase Price payable on the Closing and (b) the Stockholders' Agreement substantially in the form attached hereto as EXHIBIT B, duly executed by the applicable Purchasers and each of the parties thereto (other than the Company).

                                  ARTICLE VIII.

                                 INDEMNIFICATION

      8.1 Indemnification.

      (a) General. Subject to the limitations contained in Section 8.3 hereof, the Company hereby agrees to indemnify and hold the Purchasers and their respective directors, officers, employees, agents, successors and assigns (collectively, the "PURCHASER INDEMNIFIED PARTIES") harmless from and against:

            (1) any and all losses, liabilities, obligations, damages, claims, judgments, assessments, penalties, costs and expenses, including attorneys' and other professionals' fees and disbursements (collectively, "LOSSES") based upon, attributable to or resulting from the breach of any representation or warranty of the Company set forth in Article III hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Company pursuant to this Agreement, to be true and correct in all respects as of the date made; and

            (2) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of any of the Company under this Agreement.

      (b) Subject to the limitations contained in Section 8.3 hereof, the Purchasers hereby agree, severally and not jointly, to indemnify and hold the Company harmless from and against:

            (1) any and all Losses based upon, attributable to or resulting from the breach of any representation or warranty of the Purchasers set forth in Article IV hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchasers pursuant to this Agreement, to be true and correct as of the date made; and

            (2) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchasers under this Agreement.

      8.2 Indemnification Procedures.

      (a) In the event that any third-party Legal Proceedings shall be instituted or any third-party claim or demand ("CLAIM") shall be asserted by any Person in respect of which payment may be sought under Section 8.1 hereof, the indemnified party shall promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to assume the defense of, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to assume the defense of, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days of receipt of written notice of the assertion of a Claim (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; PROVIDED, HOWEVER, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

      (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within ten (10) Business Days after the date of such notice.

      (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

      (d) In the circumstance in which the Company is the Indemnifying Party, in order to prevent the Purchasers from effectively bearing a portion of any such Loss, any indemnification payment required to be made by the Company pursuant to this Section 8.2 shall be increased such that (i) the indemnification payment MINUS (ii) the product of the indemnification payment and the Purchasers' fully diluted ownership percentage of Common Stock, equals the Loss.

      8.3 Limitations on Indemnification. No indemnified party shall assert any claim for any Loss covered under Section 8.1(a)(1) or 8.1(c)(1) hereunder until such time as the aggregate of all claims which such indemnified party may have against an indemnifying party thereunder shall exceed $500,000 in the aggregate for all Purchasers (the "BASKET"), at which time an indemnified party shall be entitled to seek indemnification for 100% of all Losses up to and in excess of the Basket but in no event shall an indemnifying party be made to indemnify an indemnified party for any Losses pursuant to this Article VIII in excess of the amount equal to the aggregate Purchase Price for the Shares.

      8.4 Tax Treatment of Indemnity Payments. The Company and the Purchasers agree to treat any indemnity payment made pursuant to this Article VIII as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

                                   ARTICLE IX.

                                   TERMINATION

      9.1 Termination of Agreement. This Agreement may be terminated prior to the initial Closing as follows:

      (a) At the election of the Company or the Purchasers on or after May 31, 1999, if the initial Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

      (b) by mutual written consent of the Company and the Purchasers; or

      (c) by the Company or the Purchasers if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is appealable (and pursue such appeal with reasonable diligence).

      9.2 Procedure Upon Termination. In the event of termination and abandonment by the Purchasers or the Company, or both, pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by the Purchasers or the Company.

      9.3 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchasers or the Company; PROVIDED, HOWEVER, that the obligations of the parties set forth in
Section 10.4 hereof shall survive any such termination and shall be enforceable hereunder; PROVIDED, FURTHER, HOWEVER, that nothing in this Section 9.3 shall relieve the Purchasers or the Company of any liability for a breach of this Agreement occurring prior to such termination.

                                   ARTICLE X.

                                  MISCELLANEOUS

      10.1 Certain Definitions.

      For purposes of this Agreement, the following terms shall have the meanings specified in this Section 10.1:

      "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

      "Audited Financial Statements" shall have the meaning ascribed to such term in Section 3.7 hereof.

      "Balance Sheet" shall have the meaning ascribed to such term in Section
3.7 hereof.

      "Balance Sheet Date" shall have the meaning ascribed to such term in
Section 3.7 hereof.

      "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

      "Certificate of Amendment" shall have the meaning ascribed to such term in
Section 1.1 hereof.

      "Claim" shall have the meaning ascribed to such term in Section 8.3 hereof.

      "Closing" shall have the meaning ascribed to such term in Section 2.2 hereof.

      "Closing Date" shall have the meaning ascribed to such term in Section 2.2 hereof.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

      "Common Stock" shall have the meaning ascribed to such term in Section 3.3(a) hereof.

      "Company" shall have the meaning ascribed to such term in the introductory paragraph hereof.

      "Company Documents" shall have the meaning ascribed to such term in
Section 3.2 hereof.

      "Company Property" shall have the meaning ascribed to such term in Section 3.11(a) hereof.

      "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, commitment or other arrangement or agreement.

      "Employee Benefit Plans" shall have the meaning ascribed to such term in
Section 3.15 hereof.

      "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, rule of common law or other legally binding requirement relating to the environment, natural resources or the protection of human health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 eT SEq.), the Hazardous Materials Transportation Act (49 U.S.C. App. ss. 1801 eT SEq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 ET seq.), the Clean Water Act (33 U.S.C. ss. 1251 eT SEq.), the Clean Air Act (42 U.S.C. ss. 7401 ET seq.) the Toxic Substances Control Act (15 U.S.C. ss. 2601 eT SEq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 ET seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 eT SEq.), and the regulations promulgated pursuant thereto.

      "Equity Equivalents" shall have the meaning ascribed to such term in
Section 3.3 hereof.

      "ERISA" shall have the meaning ascribed to such term in Section 3.15 thereof.

      "ERISA Affiliate" shall have the meaning ascribed to such term in Section
3.15 hereof.

      "Financial Statements" shall have the meaning ascribed to such term in
Section 3.7 hereof.

      "GAAP" means generally accepted United States accounting principles as of the date hereof.

      "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

      "Hazardous Material" means any substance, material or waste which is regulated by the United States, the foreign jurisdictions in which the Company conducts business, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

      "Intellectual Property" shall have the meaning ascribed to such term in
Section 3.13 hereof.

      "Interim Balance Sheet Date" shall have the meaning ascribed to such term in Section 3.7 hereof.

      "IRS" means the United States Internal Revenue Service.

      "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

      "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

      "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

      "Material Adverse Change" means any material adverse change in (i) the business, properties, results of operations or condition (financial or otherwise) of the Company, (ii) the ability of the Company to perform its obligations under this Agreement or to perform its obligations hereunder, or
(iii) the ability of the Company to conduct its business after the Closing Date as such business is being conducted as of the date hereof.

      "Material Adverse Effect" means any effect which has resulted in, or is reasonably likely to result in, a Material Adverse Change.

      "Material Contracts" shall have the meaning ascribed to such terms in
Section 3.14. hereof.

      "Multiemployer Plans" shall have the meaning ascribed to such term in
Section 3.15 hereof.

      "Multiple Employer Plans" shall have the meaning ascribed to such term in
Section 3.15 hereof.

      "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

      "PBGC" shall have the meaning ascribed to such term in Section 3.15 hereof.

      "Pension Plans" shall have the meaning ascribed to such term in Section
3.15 hereof.

      "Permits" shall have the meaning ascribed to such term in Section 3.18 hereof.

      "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to the Purchasers; (ii) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or the Company; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated; and (v) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of the Company Property subject thereto or affected thereby.

      "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

      "Product Liability" shall have the meaning ascribed to such term in
Section 3.22 hereof.

      "Purchaser Indemnified Parties" shall have the meaning ascribed to such term in Section 8.1 hereof.

      "Qualified Plans" shall have the meaning ascribed to such term in Section
3.15 hereof.

      "Real Property Lease" shall have the meaning ascribed to such term in
Section 3.11 hereof.

      "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching into the indoor or outdoor environment, or into or out of any property.

      "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

      "Securities Act" shall have the meaning ascribed to such term in Section
4.8 hereof.

      "Stockholders' Agreement" shall have the meaning set forth in Section 1.2 hereof.

      "Subsidiary" means any Person of which one-half or more of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

      "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

      "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii).

      "Unaudited Financial Statements" shall have the meaning ascribed to such term in Section 3.7 hereof.

      10.2 Transfer Taxes. All documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Company.

      10.3 Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than claims for indemnifications with respect to the representations and warranties contained in Sections 3.3, 3.10, 3.15, 3.16, 3.19 and 3.25 which shall survive for periods coterminous with any applicable statutes of limitation) shall terminate unless written notice of such claims is given to the Company or such actions are commenced prior to the ninetieth (90th) day after the delivery to the Purchasers of the audited financial statements of the Company for the year ended December 31, 1999.

      10.4 Fees and Expenses.

      Except as otherwise provided in this Agreement, the Company and the Purchasers shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, PROVIDED, that in the event the Closing shall occur, all such costs and expenses of the Purchasers, including without limitation the Purchasers' reasonable attorneys', accountants' and other third-party professional advisors' fees and expenses and other out-of-pocket costs, up to a maximum of $100,000, shall be borne by the Company upon receipt of invoices for such fees, expenses and costs.

      10.5 Specific Performance. The Company acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Purchasers and that the Purchasers will not have an adequate remedy at law. Therefore, the obligations of the Company under this Agreement, including, without limitation, the Company's obligation to sell the Shares to the Purchasers, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

      10.6 Further Assurances. The Company and the Purchasers each agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

      10.7 Submission to Jurisdiction; Consent to Service of Process.

      (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.11.

      10.8 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Company and the Purchasers of a majority of the shares of Series A Preferred Stock, PROVIDED, HOWEVER, that no such amendment supplement or change of Article II hereof shall be effective without the consent of the Company and all of the Purchasers. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

      10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      10.10 Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

      10.11 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

      If to the Company, to:

      HotJobs.com, Ltd.
      24 West 40th Street, 14th Floor
      New York, New York  10018
      Attention:  Richard Johnson
      Telecopier: (212) 944-8962

      With a copy to:

      Brobeck, Phleger & Harrison LLP
      701 Pennsylvania Avenue, NW
      Suite 220
      Washington, DC 20004
      Attention:  Stephen Riddick, Esq.
      Telecopier: (202) 824-0949

      If to a Generation Party, to:

      c/o Generation Partners Management LLC
      551 Fifth Avenue
      Suite 3100
      New York, New York  10176
      Attention:  Lloyd Mandell
      Telecopier: (212) 450-8550

      With a copy to:

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, New York  10153
      Attention:  Norman D. Chirite, Esq.
      Telecopier: (212) 310-8007

      If to the Additional Investors, addressed to such Additional Investor at its address as shown on the books of the Company, or at such other address as such Additional Investor may specify by written notice to the Company.

      10.12 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

      10.13 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Company or the Purchasers (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; PROVIDED, HOWEVER, that any Purchaser may assign its rights and obligations under this Agreement (including, without limitation, such Purchaser's rights to purchase the Shares to seek indemnification hereunder) to any Affiliate of such Purchaser. Upon any such permitted assignment, the references in this Agreement to the Purchasers shall also apply to any such assignee unless the context otherwise requires.

      10.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                    THE COMPANY

                                    HOTJOBS.COM, LTD.


                                    By: /s/
                                       ------------------------
                                       Name:
                                       Title:

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                               PURCHASERS:

                               GENERATION CAPITAL PARTNERS L.P.,

                               By: Generation Partners L.P.,
                                        as General Partner

                               By: Generation Capital Company LLC,
                                        its general partner


                               By: /s/
                                  ---------------------------------
                                    John Hawkins
                                    Managing Director

                               STATE BOARD OF ADMINISTRATION OF FLORIDA

                               By: Generation Parallel Management Partners L.P.,
                                         as Manager

                               By: Generation Capital Company LLC,
                                         as General Partner


                               By: /s/
                                  ---------------------------------
                                    John Hawkins
                                    Managing Director

                               GENERATION PARALLEL MANAGEMENT PARTNERS L.P.

                               By: Generation Capital Company LLC,
                                         as General Partner


                               By: /s/
                                  ---------------------------------
                                    John Hawkins
                                    Managing Director

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE


                                      BESSEMER VENTURE PARTNERS IV L.P.

                                      By: Deer IV & Co. LLC
                                          its General Partner


                                      By: /s/
                                         ------------------------------
                                         Name: Robert H. Buescher
                                         Title: Manager

                                      BESSEC VENTURES IV L.P.

                                      By: Deer IV & Co. LLC
                                          its General Partner


                                      By: /s/
                                         ------------------------------
                                         Name: Robert H. Buescher
                                         Title: Manager

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE


                                      ORION TECHNOLOGY VENTURES


                                      By: /s/
                                         ------------------------------
                                         Name: David Kohl
                                         Title: General Partner


                                      FSA CAPITAL, INC.


                                      By: /s/
                                         ------------------------------
                                         Name: Stephen W. Ellis
                                         Title: President and CEO


                                      BT ALEX.BROWN INC. CUSTODIAN
                                      FBO JOHN G. MURRAY
                                      IRA, DATED 07/08/98


                                      By: /s/
                                         ------------------------------
                                         Name:
                                         Title:

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                             /s/
                     ---------------------------------------
                                 Kevin O'Connor

                             /s/
                     ---------------------------------------
                       Andrew G. Matthes and Tracy Matthes

                             /s/
                     ---------------------------------------
                                  George Bolton

                             /s/
                     ---------------------------------------
                                   John Murray

                             /s/
                     ---------------------------------------
                                   Anne Martin

                             /s/
                     ---------------------------------------
                                  Stephen Oxman

                             /s/
                     ---------------------------------------
                                   Bob Packard

                             /s/
                     ---------------------------------------
                               Shaun Andrikopoulos

                             /s/
                     ---------------------------------------
                                    Ray Yeung

                             /s/
                     ---------------------------------------
                                  Joelle Kayden

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                             /s/
                     ---------------------------------------
                                   Dyan Triffo

                             /s/
                     ---------------------------------------
                                 John Varughese

                             /s/
                     ---------------------------------------
                                    Karl Will

                             /s/
                     ---------------------------------------
                                 Tony Meneghetti

                             /s/
                     ---------------------------------------
                                    Jeff Liu

                             /s/
                     ---------------------------------------
                                   Buz Walters

                             /s/
                     ---------------------------------------
                                Carleigh Jacques

                             /s/
                     ---------------------------------------
                                   Zach Maurus

                             /s/
                     ---------------------------------------
                                   Jim Mahern


                             /s/
                     ---------------------------------------
                                   Jerry Murdock

                             /s/
                     ---------------------------------------
                                   Kevin Ryan

                             /s/
                     ---------------------------------------
                                   Peter Breck

                             /s/
                     ---------------------------------------
                                   David Weaver

                             /s/
                     ---------------------------------------
                                   Jay Eastman

                                   Schedule I

Purchasers                                    No. of Shares of    Purchase Price
----------                                    ----------------    --------------
                                              Preferred Stock
                                              ---------------
GENERATION CAPITAL PARTNERS L.P.                  965,009           9,650,090
STATE BOARD OF ADMINISTRATION OF FLORIDA           34,641             346,410
GENERATION PARALLEL MANAGEMENT PARTNERS L.P.          350               3,500
BESSEMER VENTURE PARTNERS IV L.P.                 150,000           1,500,000
BESSEC VENTURES IV L.P.                           100,000           1,000,000
FSA CAPITAL, INC.                                  40,000             400,000
ORION TECHNOLOGY VENTURES                          15,000             150,000
KEVIN O'CONNOR                                     50,000             500,000
ANDREW G. MATTHES AND TRACY MATTHES                10,000             100,000
GEORGE BOLTON                                      40,000             400,000
JOHN MURRAY                                        17,500             175,000
BT ALEX BROWN INC. CUSTODIAN FBO                    7,500              75,000
   JOHN G. MURRAY IRA, DATED 07/08/98
ANNE MARTIN                                         7,500              75,000
STEPHEN OXMAN                                       2,500              25,000
BOB PACKARD                                        15,000             150,000
SHAUN ANDRIKOPOULOS                                 2,500              25,000
RAY YEUNG                                           1,500              15,000
JOELLE KAYDEN                                       5,000              50,000
DYAN TRIFFO                                         2,500              25,000
JOHN VARUGHESE                                      1,500              15,000
KARL WILL                                           7,950              79,500
TONY MENEGHETTI                                     7,950              79,500
JEFF LIU                                              350               3,500
BUZ WALTERS                                         8,000              80,000
CARLEIGH JACQUES                                    1,250              12,500
ZACH MAURUS                                         1,000              10,000
JIM MAHERN                                          1,000              10,000
JERRY MURDOCK                                     100,000           1,000,000
KEVIN RYAN                                         20,000             200,000
PETER BRECK                                         2,000              20,000
DAVID WEAVER                                        1,700              17,000
JAY EASTMAN                                           800               8,000

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                    EXHIBIT B

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                                    EXHIBIT C

           FORM OF CONFIDENTIALITY AND INVENTIONS ASSIGNMENT AGREEMENT

                                    EXHIBIT D

               FORM OF OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                    EXHIBIT E

                         BOARD OF DIRECTORS RESOLUTIONS

                                    EXHIBIT F

                             STOCKHOLDER RESOLUTIONS








                                       45